                           MEMORANDUM OF UNDERSTANDING
                                     BETWEEN
                             THE CITY OF FALL RIVER
                                       AND
                     QUAKER FABRIC CORPORATION OF FALL RIVER

The City of Fall River (the "City") and Quaker Fabric Corporation of Fall River (the "Company") hereby enter into this Memorandum of Understanding to set forth their respective and mutual undertakings in connection with the purchase of and construction of an expandable manufacturing facility and distribution warehouse (the "Facility") on an approximate 60-acre industrially zoned site in the southeastern end of Fall River (the "Site") and to increase employment in the City by as many as 700 jobs.

A. The City agrees that it will:

      1. Identify appropriate federal and state grant funds to complete the "structural mitigation" work necessary to improve traffic conditions for residents in the Brayton Avenue/Jefferson Street area and facilitate access to the project site in accordance with the "Traffic and Access Study" as prepared by Vanasse Hangen Brustlin, Inc. and in accordance with the Section 61 findings for the facility under the Massachusetts Environmental Policy Act, all such mitigation work to be completed no later than August 2001. In the event that the City fails to secure appropriate federal and state grant funds for the above referenced improvements, the City shall initiate and complete such work at its sole cost and expense.

      2. Identify appropriate federal and state grant funds and assume the cost of designing and constructing the new roadways needed to improve access to both "the Site" itself and to the businesses already located in the immediate vicinity, all as set forth on Exhibit A attached, including but not limited to a "perimeter road" ringing the cluster of businesses already operating in the Bleachery Pond area and benefitting both the project site and other businesses as well, such new roadways to be completed no later than August 2001. In the event that the City fails to secure appropriate federal and state grant funds for the above referenced improvements, the City shall initiate and complete such work at its sole cost and expense.

      3. Work with the Economic Assistance Coordinating Council to "certify" this project in accordance with the Massachusetts Economic Development Incentive Program guidelines which will enable the Company to become eligible for a 5% State Investment Tax Credit
            (ITC) on "anything tangible and depreciable" (i.e., plant and equipment).

      4. Certify, as part of Massachusetts Economic Development Incentive Program, a local Tax Increment Financing (TIF) plan which will provide the Company with a property tax exemption based upon the percentage of value added through new construction for a period of twenty years based upon a formula set forth in the TIF Agreement of May 27, 1999 by and between the City and the Company.

Memorandum of Understanding
Page 2


B. The Company agrees it will:

      1. Begin site development improvements no later than the Fall of 1999 and proceed with the construction of an approximately 358,200 s/f building thereafter so as to accommodate an opening prior to December 31, 2001.

      2. Purchase an approximate 60-acre industrially zoned site (the "Site") and invest $50.0 million in new plant and equipment at the Site, including the construction of an expandable fabric manufacturing facility and distribution warehouse (the "Facility"), and to increase employment in the City by as many as 700 jobs between the date of this Agreement and December 31, 2005.

      3. Secure all necessary federal, state and local permits, including project subdivision plan, pertaining to the siting and construction of said "Facility."

      4. Maintain its current level of 2,350 employees and, by virtue of the construction of the new "Facility," increase its employment in the City by 640 - 700 jobs by December 31, 2005. Said job creation will consist of 140 - 200 new jobs by December 31, 2001, 250 new jobs by December 31, 2002 and an additional 250 new jobs by December 31, 2005.

      5. Maintain manufacturing and/or distribution processes in all Fall River properties currently owned by Quaker Fabric Corporation.

      6. Work with the City of Fall River to seek federal and state grants to facilitate the infrastructure improvements necessary to implement the construction of the Facility.

Dated:                                  The City of Fall River

                                        by:        Edward M. Lambert, Jr.
                                            ------------------------------------
                                            Edward M. Lambert, Jr.
                                            Mayor


Dated: July 1, 1999                     Quaker Fabric Corporation of Fall River
       ------------
                                        by:     [ILLEGIBLE]
                                            ------------------------------------
                                            Name:

                                            PRESIDENT AND CEO
                                            ------------------------------------
                                            Title: